Exhibit 99.3C

Supplemental Non-US GAAP Financial Measures
May 1, 2018
In this document, the terms the "Company," "we" and "our" refer to Celanese Corporation and its subsidiaries on a consolidated basis.
Purpose
The purpose of this document is to provide information of interest to investors, analysts and other parties including supplemental financial information and reconciliations and other information concerning our use of certain non-US GAAP financial measures.
Presentation
This document presents the Company's four business segments, Engineered Materials, Acetate Tow, Industrial Specialties and Acetyl Intermediates, with one subtotal reflecting our core, the Acetyl Chain, which is based on similarities among customers, business models and technical processes. The Acetyl Chain includes the Company's Industrial Specialties segment and Acetyl Intermediates segment.
Use of Non-US GAAP Financial Measures
From time to time, management may publicly disclose certain numerical "non-GAAP financial measures" in the course of our earnings releases, financial presentations, earnings conference calls, investor and analyst meetings and otherwise. For these purposes, the Securities and Exchange Commission ("SEC") defines a "non-GAAP financial measure" as a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with US GAAP, and vice versa for measures that include amounts, or are subject to adjustments that effectively include amounts, that are excluded from the most directly comparable US GAAP measure so calculated and presented. For these purposes, "GAAP" refers to generally accepted accounting principles in the United States.
Non-GAAP financial measures disclosed by management are provided as additional information to investors, analysts and other parties because the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other US GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Investor Relations/Financial Information/SEC Filings page of our website, www.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies' methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company's non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Pursuant to the requirements of SEC Regulation G, whenever we refer to a non-GAAP financial measure, we will also present in this document, in the presentation itself or on a Form 8-K in connection with the presentation on the Investor Relations/Financial Information/Non-GAAP Financial Measures page of our website, www.celanese.com, to the extent practicable, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure. This supplemental financial disclosure should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Investor Relations/Financial Information/SEC Filings page of our website, www.celanese.com.
This document includes definitions and reconciliations of supplemental non-GAAP financial measures used in our 2018 Investor Day presentations. Refer to Exhibits 99.3A and 99.3B of the Form 8-K, and which are also available on the Investor Relations/Financial Information/Non-GAAP Financial Measures page of our website, www.celanese.com for our recurring definitions and reconciliations of non-GAAP financial measures as published on a quarterly basis.

Specific Measures Used
This document provides information about the following non-GAAP measures: adjusted EBIT, operating profit (loss) attributable to Celanese Corporation, adjusted earnings per share and free cash flow. The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT is net earnings (loss) attributable to Celanese Corporation; for operating profit (loss) attributable to Celanese Corporation is operating profit (loss); for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; and for free cash flow is net cash provided by (used in) operations.
Definitions

•
Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items (refer to Table 5). We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted EBIT on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

•
Adjusted EBIT by core (i.e. the Acetyl Chain) may also be referred to by management as core income. Adjusted EBIT margin by core may also be referred to by management as core income margin. Adjusted EBIT by business segment may also be referred to by management as segment income. Adjusted EBIT margin by business segment may also be referred to by management as segment income margin.

•
Operating profit (loss) attributable to Celanese Corporation is defined by the Company as operating profit (loss), less earnings (loss) attributable to noncontrolling interests ("NCI"). We believe that operating profit (loss) attributable to Celanese Corporation provides transparent and useful information to management, investors, analysts and other parties in evaluating our core operational performance.

•
Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the above stated items that affect comparability and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Note: The income tax expense (benefit) on Certain Items ("Non-GAAP adjustments") is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management's assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period.

•
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. ("Mitsui") related to our methanol joint venture, Fairway Methanol LLC ("Fairway"). We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company's liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business.

Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.
Supplemental Information
Supplemental Information we believe to be of interest to investors, analysts and other parties includes the following:

•	Net sales for the Acetyl Chain and Engineered Materials business segments.

•
For those consolidated ventures in which the Company owns or is exposed to less than 100% of the economics, the outside stockholders' interests are shown as NCI. Beginning in 2014, this includes Fairway for which the Company's ownership percentage is 50%. Amounts referred to as "attributable to Celanese Corporation" are net of any applicable NCI.

Recent Developments
Effective January 1, 2018, we reorganized our operating and reportable segments to align with recent structural and management reporting changes. The change reflects the movement of our food ingredients business from the Consumer Specialties reportable segment into the Engineered Materials reportable segment. The former Consumer Specialties reportable segment is being renamed the Acetate Tow segment and the former Advanced Engineered Materials reportable segment is being renamed the Engineered Materials segment. This reorganization better reflects how we manage our food ingredients' related products commercially. Engineered Materials and food ingredients are both project-based models which focus on delivering customized solutions and are led by the same senior management team. For purposes of these Supplemental Non-US GAAP Financial Measures, these changes in operating and reportable segments were applied retrospectively to prior periods through 2012.
Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Table 1
Adjusted EBIT - Reconciliation of Non-GAAP Measures - Unaudited

	2013	2012
	(In $ millions)
Net Sales	6,510	6,418

Net earnings (loss) attributable to Celanese Corporation	1,101	372
(Earnings) loss from discontinued operations	—	4
Interest income	(1)	(2)
Interest expense	172	185
Refinancing expense	1	3
Income tax provision (benefit)	508	(55)
Certain items attributable to Celanese Corporation (Table 5)	(725)	455
Adjusted EBIT	1,056	962

Table 2 - Acetyl Chain Business Data and Reconciliation of Adjusted EBIT - Non-GAAP Measures - Unaudited

	Q4 '16	Q3 '16	Q2 '16	Q1 '16	Q4 '15	Q3 '15	Q2 '15	Q1 '15	Q4 '14	Q3 '14	Q2 '14	Q1 '14
	(In $ millions)
Net Sales
Acetyl Chain
Industrial Specialties	219	245	262	253	239	274	287	282	265	314	333	312
Acetyl Intermediates	597	589	592	663	644	680	707	713	814	937	901	841
Eliminations	(67)	(71)	(74)	(76)	(71)	(82)	(83)	(87)	(97)	(109)	(113)	(92)
Total Acetyl Chain	749	763	780	840	812	872	911	908	982	1,142	1,121	1,061
Operating Profit (Loss) Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	20	25	29	31	(4)	19	28	29	16	16	24	20
Acetyl Intermediates(1)	65	82	75	112	(239)	64	58	133	146	175	143	98
Eliminations	—	—	1	—	—	—	—	—	—	—	—	—
Total Acetyl Chain	85	107	105	143	(243)	83	86	162	162	191	167	118
Equity Earnings, Cost-Dividend Income, Other Income (Expense) Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	—	—	—	—	—	—	—	—	—	—	—	—
Acetyl Intermediates	2	1	2	2	3	2	1	1	3	2	15	1
Total Acetyl Chain	2	1	2	2	3	2	1	1	3	2	15	1
Non-Operating Pension and Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation(2)
Total Acetyl Chain	—	—	—	—	—	—	—	—	—	—	—	—
Certain Items Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	(2)	—	1	2	26	9	2	1	(9)	(1)	(2)	—
Acetyl Intermediates	1	1	3	1	296	18	48	3	(12)	(9)	(12)	(3)
Total Acetyl Chain	(1)	1	4	3	322	27	50	4	(21)	(10)	(14)	(3)
Adjusted EBIT
Acetyl Chain
Industrial Specialties	18	25	30	33	22	28	30	30	7	15	22	20
Acetyl Intermediates	68	84	80	115	60	84	107	137	137	168	146	96
Eliminations	—	—	1	—	—	—	—	—	—	—	—	—
Total Acetyl Chain	86	109	111	148	82	112	137	167	144	183	168	116
___________________________

(1)	Excludes amounts attributable to NCI as follows:

	Q4 '16	Q3 '16	Q2 '16	Q1 '16	Q4 '15	Q3 '15	Q2 '15	Q1 '15	Q4 '14	Q3 '14	Q2 '14	Q1 '14
	(In $ millions)
Operating Profit (Loss)	1	1	2	2	(3)	(10)	(4)	(2)	(1)	(1)	(1)	(1)

(2)
As part of the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost ("ASU 2017-07"), the Company recast annual periods beginning with 2014 in a Form 8-K furnished with the SEC on April 4, 2018.

Table 2 - Acetyl Chain Business Data and Reconciliation of Adjusted EBIT - Non-GAAP Measures - Unaudited

	Q4 '13	Q3 '13	Q2 '13	Q1 '13	Q4 '12	Q3 '12	Q2 '12	Q1 '12	Q4 '11	Q3 '11	Q2 '11
	(In $ millions)
Net Sales
Acetyl Chain
Industrial Specialties	273	299	295	288	251	297	327	309	272	332	329
Acetyl Intermediates	829	795	809	808	773	785	821	852	849	975	914
Eliminations	(79)	(85)	(86)	(84)	(74)	(80)	(89)	(78)	(77)	(95)	(91)
Total Acetyl Chain	1,023	1,009	1,018	1,012	950	1,002	1,059	1,083	1,044	1,212	1,152
Operating Profit (Loss) Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	7	24	18	15	6	25	35	20	17	31	28
Acetyl Intermediates(1)	(44)	67	55	75	66	63	78	62	64	129	153
Total Acetyl Chain	(37)	91	73	90	72	88	113	82	81	160	181
Equity Earnings, Cost-Dividend Income, Other Income (Expense) Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	—	—	—	—	—	—	—	—	1	1	—
Acetyl Intermediates	(4)	3	3	3	8	2	2	1	3	3	2
Total Acetyl Chain	(4)	3	3	3	8	2	2	1	4	4	2
Non-Operating Pension and Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation(2)
Total Acetyl Chain	—	—	—	—	—	—	—	—	—	—	—
Certain Items Attributable to Celanese Corporation
Acetyl Chain
Industrial Specialties	6	1	1	1	—	—	—	2	1	—	—
Acetyl Intermediates	132	2	8	1	(5)	7	1	2	4	12	(2)
Total Acetyl Chain	138	3	9	2	(5)	7	1	4	5	12	(2)
Adjusted EBIT
Acetyl Chain
Industrial Specialties	13	25	19	16	6	25	35	22	19	32	28
Acetyl Intermediates	84	72	66	79	69	72	81	65	71	144	153
Total Acetyl Chain	97	97	85	95	75	97	116	87	90	176	181
___________________________

(1)	Prior to 2014 the Company had no NCI.

(2)	As part of the adoption of ASU 2017-07, the Company recast annual periods beginning with 2014 in a Form 8-K furnished with the SEC on or about April 4, 2018.

Table 2a - Engineered Materials Business Data and Reconciliation of Adjusted EBIT - Non-GAAP Measures - Unaudited

	2013	2012
	(In $ millions)
Net Sales	1,472	1,389

Operating Profit (Loss) Attributable to Celanese Corporation	926	130
Equity Earnings, Cost-Dividend Income, Other Income (Expense) Attributable to Celanese Corporation	152	196
Non-Operating Pension and Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation(1)	—	—
Certain Items Attributable to Celanese Corporation	(751)	13
Adjusted EBIT	327	339
___________________________

(1)	As part of the adoption of ASU 2017-07, the Company recast annual periods beginning with 2014 in a Form 8-K furnished with the SEC on April 4, 2018.

Table 3
Adjusted Earnings (Loss) per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	2013		2012
		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	1,101	6.91	376	2.35
Income tax provision (benefit)	508		(55)
Earnings (loss) from continuing operations before tax	1,609		321
Certain Items attributable to Celanese Corporation (Table 5)	(725)		455
Refinancing and related expenses	1		8
Adjusted earnings (loss) from continuing operations before tax	885		784
Income tax (provision) benefit on adjusted earnings(1)	(168)		(133)
Adjusted earnings (loss) from continuing operations(2)	717	4.50	651	4.07
	Diluted shares (in millions)(3)
Weighted average shares outstanding	158.8		158.4
Incremental shares attributable to equity awards	0.5		1.4
Total diluted shares	159.3		159.8
______________________________

(1)	Calculated using adjusted effective tax rates as follows:

	2013	2012
	(In percentages)
Adjusted effective tax rate	19	17

(2)	Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages)
2013	7.9	8.0
2012	13.1	8.1

(3)	Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.

Table 3a
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Actual
	2014	2013	2012
	(In percentages)
US GAAP annual effective tax rate	33	32	(17)
Discrete quarterly recognition of GAAP items(1)	(6)	(6)	(7)
Tax impact of other charges and adjustments(2)	—	—	29
Utilization/generation of foreign tax credits	(3)	(5)	16
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	(3)	(1)	(3)
Other(4)	—	(1)	(1)
Adjusted tax rate	21	19	17
______________________________

(1)	Such as changes in tax laws, deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.

(2)	Reflects the tax impact on pre-tax adjustments presented in Certain Items (Table 5), which are excluded from pre-tax income for adjusted earnings per share purposes.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.

(4)	Tax impacts related to full-year forecasted tax opportunities and related costs.

Table 4
Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	2013	2012
	(In $ millions)
Net cash provided by (used in) investing activities	(422)	(500)
Net cash provided by (used in) financing activities	(326)	49

Net cash provided by (used in) operating activities	762	722
Capital expenditures on property, plant and equipment	(370)	(361)
Free cash flow	392	361

Table 5
Certain Items - Unaudited
The following Certain items are included in Net earnings (loss) and are adjustments to non-GAAP measures:

	2013	2012	Income Statement Classification
	(In $ millions)
Plant/office closures	43	21	Other charges (gains), net / Cost of sales / SG&A
Asset impairments	83	8	Other charges (gains), net / Other income (expense), net
Actuarial (gain) loss on pension and postretirement plans	(106)	389	Cost of sales / SG&A / R&D
Restructuring	(40)	15	Various
InfraServ debt restructuring	—	(22)	Equity in net (earnings) loss of affiliates
Commercial disputes	12	(7)	Other charges (gains), net / Cost of sales
Kelsterbach plant relocation	(727)	21	Other charges (gains), net / (Gain) loss on disposition
Acetate production interruption costs	—	10	Cost of sales
Other	10	20	Various
Certain items attributable to Celanese Corporation	(725)	455